UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report	( Date of earliest event reported)
May 14, 2002	(February 28, 2002)

CSG SYSTEMS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview, Suite 1000
Englewood, Colorado 80111
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:    (303) 796-2850

CSG SYSTEMS INTERNATIONAL, INC.

FORM 8-K/A

CSG Systems International, Inc. (the “Company”) hereby amends Item 7 of its Form 8-K filed on March 14, 2002, to report an event occurring on February 28, 2002, to include the following:

Item 7.     Financial Statements of Business Acquired, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Business Acquired.

The following financial statements of the Lucent Technologies Inc. Billing and Customer Care Group (the “Kenan Business”) are filed with this report:

Page
Report of Independent Accountants	3
Audited Statements of Net Assets to be Sold as of September 30, 2001 and 2000, and Unaudited Statement of Net Assets to be Sold as of December 31, 2001	4
Audited Statements of Net Revenue, Cost of Revenue and Direct Operating Expenses for the Years Ended September 30, 2001, 2000 and 1999, and Unaudited Statements of Net Revenue, Cost of Revenue and Direct Operating Expenses for the Three Months Ended December 31, 2001 and 2000	5
Notes to Financial Statements	6

(b)  Pro forma financial information.

The following unaudited pro forma combined financial statements are filed with this report:

Page
Unaudited Pro Forma Combined Statement of Operations for the Year Ended December 31, 2001	14
Unaudited Pro Forma Combined Statement of Operations for the Three Months Ended March 31, 2002	15
Notes to Unaudited Pro Forma Combined Financial Statements	16

(c)  Exhibits.

The following exhibit is included:

23.1	Consent of PricewaterhouseCoopers LLP

Item 7 (a).    Financial Statements of Business Acquired.

Report of Independent Accountants

To the Board of Directors of
Lucent Technologies Inc.:

We have audited the accompanying statements of net assets to be sold of the Billing and Customer Care Group (the “Business”) of Lucent Technologies Inc. (“Lucent”) as of September 30, 2001 and 2000, and the related statements of net revenue, cost of revenue and direct operating expenses for each of the three years in the period ended September 30, 2001. These financial statements are the responsibility of Lucent’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K/A of CSG Systems International, Inc. (“CSG”)), and as more fully described in Note 1, pursuant to the terms of the Asset Purchase Agreement dated December 21, 2001 between Lucent and CSG, and are not intended to be a complete presentation of the Business’ financial position and results of operations.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets to be sold of the Business as of September 30, 2001 and 2000, and its net revenue, cost of revenue and direct operating expenses all as described in Note 1 to the financial statements for each of the three years in the period ended September 30, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/	PRICEWATERHOUSECOOPERS LLP
January 16, 2002
Boston, Massachusetts

LUCENT TECHNOLOGIES INC
BILLING AND CUSTOMER CARE GROUP

STATEMENTS OF NET ASSETS TO BE SOLD

	December 31, (unaudited)	September 30,
	2001	2001	2000
		(in thousands)
Assets to be Sold
Accounts receivable, including amounts unbilled of $4,668 (unaudited), $8,660 and $35,432, less allowances for doubtful accounts of $20,364 (unaudited), $21,499 and $15,753 at December 31, 2001 and September 30, 2001 and 2000, respectively	$68,519	$80,642	$172,857
Property and equipment, net	9,511	6,281	8,690
Capitalized software development costs, net	23,470	25,672	19,350

Total assets to be sold	101,500	112,595	200,897

Liabilities to be Assumed
Deferred revenue	42,430	38,932	38,991
Employee related liabilities	2,154	4,394	5,204

Total liabilities to be assumed	44,584	43,326	44,195
Commitments (Note 7)

Net assets to be sold	$56,916	$69,269	$156,702

The accompanying notes are an integral part of these financial statements.

LUCENT TECHNOLOGIES INC
BILLING AND CUSTOMER CARE GROUP

STATEMENTS OF NET REVENUE, COST OF REVENUE AND DIRECT OPERATING EXPENSES

	For the years ended September 30,			For the three months ended December 31, (unaudited)
	2001	2000	1999	2001	2000
	(in thousands)
Revenue:
License	$83,915	$190,251	$163,196	$10,151	$21,573
Service	139,081	130,788	87,778	31,019	25,737

Total revenue	222,996	321,039	250,974	41,170	47,310

Cost of revenue:
License	31,966	20,377	13,923	9,052	5,157
Service	120,587	107,745	65,286	20,539	25,047

Total cost of revenue	152,553	128,122	79,209	29,591	30,204

Gross profit	70,443	192,917	171,765	11,579	17,106

Direct operating expenses:
Research and development	42,152	28,892	20,367	10,690	10,219
Selling, general and administrative	98,565	97,814	67,788	26,356	34,114
Restructuring charges	8,014	—	—	808	—

Total direct operating expenses	148,731	126,706	88,155	37,854	44,333

Excess (deficit) of net revenue over cost of revenue and direct operating expenses	$(78,288)	$66,211	$83,610	$(26,275)	$(27,227)

The accompanying notes are an integral part of these financial statements.

LUCENT TECHNOLOGIES INC
BILLING AND CUSTOMER CARE GROUP

NOTES TO FINANCIAL STATEMENTS
(Dollars in Thousands)

1.    Background, Nature of Business and Basis of Presentation

The accompanying financial statements have been prepared pursuant to the transaction described below and present the proposed net assets to be sold and the net revenue, cost of revenue and direct operating expenses of the Billing and Customer Care Product Lines (the “Business”) of Lucent’s e-Services division, which is a part of Lucent Technologies Inc. (“Lucent”). On December 21, 2001, Lucent entered into an Asset Purchase Agreement (the “Agreement”) with CSG Systems International, Inc. (“CSG”). Under the terms of the Agreement, CSG will purchase the net assets of the Business for cash of $300 million, subject to certain closing adjustments.

The Business consists of: (1) the assets that Lucent purchased in its acquisition of Kenan Systems Corporation in February 1999 (the “Acquisition”); (2) BILLDATS Data Manager mediation software; (3) software and related technologies developed by Lucent’s Bell Laboratories; and (4) elements of Lucent’s sales and marketing organization. The Acquisition was historically accounted for by Lucent as a pooling-of-interests combination and, accordingly, the accompanying financial statements do not reflect a new basis of accounting.

The Business is a global provider of convergent billing and customer care software to communications service providers that service the communications market, including IP, mobile, wireline, and cable and satellite. The Business’ primary product offerings include Arbor/BP (core convergent billing platform), Arbor/OM (order management platform), BILLDATS Data Manager (billing mediation) and Kenan Revenue Locator (revenue assurance product). The Business has historically included two additional wireless product lines, Actiview OM and ConnectVU, that have been excluded from the accompanying financial statements, as these product lines will not be included in the transaction. In addition, certain accounts receivable, mainly relating to the BILLDATS product, have been excluded from the statement of net assets to be sold, as these accounts receivable will not be included in the transaction.

Lucent did not maintain the Business as a separate business unit, and financial statements historically have not been prepared. Therefore, the accompanying financial statements have been derived from the historical accounting records of Lucent in order to present the net assets to be sold as of September 30, 2001 and 2000 and December 31, 2001, and the statements of net revenue, cost of revenue and direct operating expenses for each of the three years in the period ended September 30, 2001 and the three months ended December 31, 2001 and 2000 (unaudited), in accordance with accounting principles generally accepted in the United States of America, and reflect significant assumptions and allocations. Moreover, the Business relies on Lucent for certain administrative, management and other services. The net assets to be sold and net revenue, cost of revenue and direct operating expenses of the Business could differ from those that would have resulted had the Business operated autonomously or as an entity independent of Lucent. The historical operating results may not be indicative of the results of operations of the Business in the future.

The statements of net revenue, cost of revenue and direct operating expenses include the revenues and expenses directly attributable to the Business. During the year ended September 30, 2001 and the three months ended December 31, 2001 and 2000 (unaudited), most of the Business’ revenue was derived through the Lucent sales force. The direct operating expense for these periods include labor and overhead costs that have been allocated based upon the number of full-time equivalent employees estimated to be dedicated to supporting sales activities of the Business. Management believes the method used to allocate the direct operating expenses is reasonable.

LUCENT TECHNOLOGIES INC
BILLING AND CUSTOMER CARE GROUP

NOTES TO FINANCIAL STATEMENTS—(Continued)
(Dollars in Thousands)

The statements of net revenue, cost of revenue and direct operating expenses do not include Lucent corporate allocations for certain expenses including costs related to various infrastructure and support services provided by Lucent, interest, income taxes, amortization of intangible assets not directly related to the Business or other indirect Lucent corporate expense allocations. Since the Business was not a separate business unit, Lucent had never segregated such operating cost information relative to the Business for financial reporting purposes. Accordingly, it is not practical to isolate or allocate such Lucent operating costs to the Business.

A statement of cash flows is not presented, as the Business did not maintain a cash balance. All cash flow activities were funded by Lucent and are primarily comprised of amounts for capital expenditures and any operational costs requirements of the Business. These statements are not intended to be a complete presentation of the Business’ financial position, results of operations and cash flows.

Unaudited Interim Financial Statements—The accompanying financial information as of December 31, 2001 and for the three-month periods ended December 31, 2001 and 2000 is unaudited. The unaudited interim financial information has been prepared on the same basis as the accompanying annual financial statements. In the opinion of management, such interim financial information reflects adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of such financial information. The unaudited results of operations for the interim period ended December 31, 2001 are not necessarily indicative of the results of operations to be expected for any other interim period or for the full year.

2.    Summary of Significant Accounting Policies

Revenue Recognition

License revenue is comprised of fees for perpetual licenses, which are primarily derived from contracts with corporate customers. Revenue from license fees is recognized when persuasive evidence of an arrangement exists, delivery of the product has occurred, the fee is fixed or determinable and collectibility is probable. If the fee due from the customer is not fixed or determinable, revenue is recognized as payments become due from the customer. If collectibility is not considered probable, revenue is recognized when the fee is collected.

Service revenue is primarily comprised of revenue from systems integration or other consulting activities and maintenance agreements. Arrangements that include software services are evaluated to determine whether those services are essential to the functionality of other elements of the arrangement. When software services are considered essential, license and service revenues under the arrangement are recognized together using contract accounting. When software services are not considered essential, the revenue related to the software services is recognized as the services are performed and the license revenue is recognized upon delivery of the software. Maintenance agreements provide technical support and include the right to unspecified upgrades on a when-and-if available basis. Maintenance revenue is deferred and recognized on a straight-line basis as services revenue over the life of the related agreement, which is typically one year. Customer advances and amounts due from customers in excess of revenue recognized are recorded as deferred revenue.

LUCENT TECHNOLOGIES INC
BILLING AND CUSTOMER CARE GROUP

NOTES TO FINANCIAL STATEMENTS—(Continued)
(Dollars in Thousands)

Cost of License and Cost of Service

Cost of license and service consists of all costs associated with providing the associated products or services to customers. Cost of license includes amortization expense of capitalized software development costs.

Capitalized Software Development Costs

All costs incurred to establish the technological feasibility of software to be sold, leased or otherwise marketed are expensed as research and development costs. Costs incurred subsequent to the establishment of technological feasibility, and prior to the general availability of the product to the public, are capitalized. Technological feasibility is established once a detailed program design is completed and high risk development issues have been resolved.

Capitalized software costs are amortized on a product-by-product basis using the straight-line method over the estimated economic life of the product, which is generally eighteen months. These capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in software technologies.

Foreign Currency Translation

For operations outside the U.S., the functional currency is the local currency and, accordingly, the results of operations and cash flows are translated at average exchange rates during the period, and assets and liabilities are translated at end-of-period exchange rates. Currency translation adjustments, which are normally included as a component of stockholders’ equity, are not included in these financial statements.

Derivatives

In the first quarter of fiscal 2001, the Business adopted Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”), which establishes accounting and reporting standards for derivative instruments and for hedging activities.

SFAS 133 requires that an entity recognize derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. The adoption of SFAS 133 resulted in a pre-tax gain of $697, which was primarily comprised of the value of foreign currency derivatives embedded in certain sales contracts with cash flows indexed to changes in the U.S. Dollar. The Brazilian Real was the principal currency hedged as of September 30, 2001; the notional amount and the fair value of the foreign currency embedded derivative at September 30, 2001 was $2,300 and $779, respectively. The Business’ foreign currency embedded derivatives are expected to mature within one year. Changes in the fair value of the embedded derivatives for the year ended September 30, 2001 amounted to pre-tax income of $82. Due to their immateriality, the gains upon adoption of SFAS 133 and during the year ended September 30, 2001 have been included as a component of selling, general and administrative expenses, and the derivative assets have been included as part of the accounts receivable balance.

Since most of the treasury-related activities including foreign currency derivative activities related to the Business are not separately identifiable and are not embedded in nature, the statements of net revenue, cost of revenue and direct operating expenses do not include any gains or losses related to these derivative activities.

LUCENT TECHNOLOGIES INC
BILLING AND CUSTOMER CARE GROUP

NOTES TO FINANCIAL STATEMENTS—(Continued)
(Dollars in Thousands)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dateof the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.    Property and Equipment

Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Depreciation expense for the years ended September 30, 2001, 2000 and 1999 amounted to $2,507, $3,957 and $1,343, respectively. Repairs and maintenance costs are expensed as incurred. Leasehold improvements are amortized over the shorter of the estimated useful lives or the term of the lease.

	Depreciable lives	September 30,
		2001	2000
Property and equipment, net:
Computer equipment and software	3 to 8 years	$6,114	$6,487
Leasehold improvements	2 to 7 years	6,481	6,514
Furniture and fixtures	5 years	1,174	1,855

		13,769	14,856

Less: accumulated depreciation and amortization		(7,488)	(6,166)

		$6,281	$8,690

4.    Capitalized Software Development Costs

	September 30,
	2001	2000
Capitalized software development costs	$48,670	$27,218
Less: accumulated amortization	(22,998)	(7,868)

	$25,672	$19,350

Amortization expense for the years ended September 30, 2001, 2000 and 1999 amounted to $13,959, $10,976 and $8,277, respectively.

LUCENT TECHNOLOGIES INC
BILLING AND CUSTOMER CARE GROUP

NOTES TO FINANCIAL STATEMENTS—(Continued)
(Dollars in Thousands)

5.    Restructuring

In fiscal 2001 and during the quarter ended December 31, 2001, Lucent announced worldwide restructuring programs intended to enhance its competitive position and lower its overall costs structure which resulted in charges recorded of $8,014 and $808, respectively. The programs include the elimination of approximately 218 jobs and the write-down of certain assets, which were directly related to the Business. The reductions in personnel occurred primarily in service functions but also impacted the administrative, sales and research organizations. The liability associated with these employee separations has been excluded from the Statement of Net Assets to be Sold as Lucent will retain the obligations. The asset impairment charge associated with this restructuring included the write-off of $1,171 of capitalized software related to products which Lucent decided to discontinue. This charge was recorded as cost of revenue.

Accrued restructuring costs as of September 30, 2001 and December 31, 2001 (unaudited) and amounts charged against the provision were as follows:

	Severance and related costs	Asset impairment	Total
Restructuring provision	$8,014	$1,171	$9,185
Charges against reserve	(5,918)	(1,171)	(7,089)

September 30, 2001	2,096	—	2,096
Restructuring provision (unaudited)	808	—	808
Charges against reserve (unaudited)	(843)	—	(843)

December 31, 2001 (unaudited)	$2,061	$—	$2,061

As of December 31, 2001 (unaudited), 197 employees have left the Business under the restructuring program. The restructuring reserve is reviewed quarterly, and there have been no material changes to the program since its announcement. The remaining reserve will be primarily utilized during fiscal 2002.

6.    Employee Benefit Plans

The Business participates in various employee benefit plans which are sponsored by Lucent, including stock option, stock purchase, pension, savings, post-retirement and post-employment plans. Detailed information concerning the costs of these plans is not available for the Business, but is included as part of the labor costs allocated by Lucent and reflected in direct operating expenses of the Business. The specific charges and obligations under these plans related to the Business are not separately identifiable.

LUCENT TECHNOLOGIES INC
BILLING AND CUSTOMER CARE GROUP

NOTES TO FINANCIAL STATEMENTS—(Continued)
(Dollars in Thousands)

7.    Commitments

Leases

The Business leases building and equipment under noncancelable operating leases with various expiration dates through 2015. Rental expense under operating leases was $19,904, $11,791 and $6,132 for the years ended September 30, 2001, 2000 and 1999, respectively.

The table below shows the future minimum lease payments due under noncancelable operating leases to be assigned under the transaction at September 30, 2001.

2002	$12,974
2003	11,994
2004	11,677
2005	11,631
2006	8,250
Thereafter	25,637

$82,163

Liens

On February 22, 2001, Lucent completed agreements for credit facilities with financial institutions. The credit facilities are secured by liens on substantially all of Lucent’s assets, including the assets of the Business. However, the terms of the credit facilities do allow for the sale of assets.

8.    Concentration of Credit Risk

The Business sells its software and services to customers consisting mainly of North American, Central and Latin American, European and Asia-Pacific communication service providers. The Business performs ongoing credit evaluations of its customers and does not require collateral. At September 30, 2001 and 2000, no customers accounted for more than 10% of accounts receivable.

LUCENT TECHNOLOGIES INC
BILLING AND CUSTOMER CARE GROUP

NOTES TO FINANCIAL STATEMENTS—(continued)
(Dollars in Thousands)

9.    Segment Information

The management of the Business operates the business as one segment. Geographic information regarding the Business is as follows:

	External revenues(1)					Long-lived assets(2)
	Year ended September 30,			Three months ended December 31, (unaudited)		September 30,
	2001	2000	1999	2001	2000	2001	2000
North America	$47,457	$102,315	$127,258	$11,161	$11,030	$4,784	$6,454
Central America and Latin America	51,283	58,333	34,628	4,170	5,289	—	—
Europe, Middle East and Africa	91,061	121,195	69,959	17,854	16,626	1,279	2,117
Asia Pacific	33,195	39,196	19,129	7,985	14,365	218	119

Totals	$222,996	$321,039	$250,974	$41,170	$47,310	$6,281	$8,690

(1)	Revenues attributed to geographic areas are based on the location of customers
(2)	Represents property, plant and equipment, net

Item 7 (b).    Pro Forma Financial Information.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following tables set forth certain unaudited pro forma combined financial information giving effect to CSG Systems International, Inc.’s (the “Company”) acquisition of certain assets and assumption of certain liabilities associated with the Billing and Customer Care Group (the “Kenan Business”), part of the e-Services division of Lucent Technologies Inc. (“Lucent”).

The unaudited pro forma combined statement of operations for the year ended December 31, 2001, gives effect to the Kenan Business acquisition as if had occurred on January 1, 2001, combining the results of the Company for the year ended December 31, 2001 and the results of the Kenan Business for the year ended September 30, 2001 (Lucent’s fiscal year end). The unaudited pro forma combined statement of operations for the three months ended March 31, 2002, gives effect to the Kenan Business acquisition as if had occurred on January 1, 2001, combining the results of the Company for the three months ended March 31, 2002, and the results of the Kenan Business for the two months ended November 30, 2001 (the first two months of Lucent’s first fiscal quarter). Combining these two months of historical results for the Kenan Business with the Company’s results for the three months ended March 31, 2002 (which includes one month of operations for the Kenan Business post acquisition), results in the pro forma combined statement of operations reflecting the Kenan Business as part of the Company’s results for the entire three months ended March 31, 2002.

The pro forma adjustments and unaudited pro forma combined statements of operations included herein were prepared using the purchase method of accounting for the acquisition. The pro forma adjustments are based on preliminary estimates and certain assumptions that the Company believes are reasonable under the circumstances. The purchase price allocation is preliminary and subject to change once the Company receives certain information it believes is necessary to finalize the purchase accounting and upon completion of a final audit for the Kenan Business’ net assets, as discussed in more detail in Note 2 to the Unaudited Pro Forma Combined Financial Statements.

The pro forma combined statements of operations are unaudited and do not purport to represent the consolidated results that would have been obtained had the transaction occurred at the dates indicated, as assumed, nor does it purport to represent the results which may be obtained in the future.

The unaudited pro forma combined statements of operations should be read in conjunction with the Company’s historical financial statements and notes thereto as of and for the year ended December 31, 2001, included in its Annual Report on Form 10-K for the year ended December 31, 2001, the Company’s historical financial statements and notes thereto as of and for the three months ended March 31, 2002, included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2002, and Lucent’s historical financial statements and notes thereto for the Kenan Business included elsewhere in this report.

CSG SYSTEMS INTERNATIONAL, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2001
(In thousands, except per share amounts)

	CSG	Kenan	Pro Forma Adjustments		Pro Forma Combined
Total revenues	$476,908	$222,996	$—		$699,904
Cost of revenues	176,015	152,553	382	(a,c)	328,950

Gross margin (exclusive of depreciation)	300,893	70,443	(382)		370,954

Operating expenses:
Research and development	52,223	42,152	(894	)(a)	93,481
Selling, general and administrative	52,149	98,565	(634	)(a)	150,080
Depreciation	14,546	—	2,507	(a)	17,053
Restructuring charges	—	8,014	—		8,014

Total operating expenses	118,918	148,731	979		268,628

Operating income (loss)	181,975	(78,288)	(1,361)		102,326

Other income (expense):
Interest expense	(3,038)	—	(14,559	)(b)	(17,597)
Interest and investment income, net	4,466	—	—		4,466
Other	39	—	—		39

Total other	1,467	—	(14,559)		(13,092)

Income before income taxes	183,442	(78,288)	(15,920)		89,234
Income tax (provision) benefit	(69,521)	—	32,935	(d)	(36,586)

Net income (loss)	$113,921	$(78,288)	$17,015		$52,648

Pro forma income from continuing operations per common and equivalent share:
Basic	$2.15				$1.00

Diluted	$2.08				$0.96

Shares used in pro forma per share computation:
Basic	52,891				52,891

Diluted	54,639				54,639

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

CSG SYSTEMS INTERNATIONAL, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2002
(In thousands, except per share amounts)

	CSG	Kenan (e)	Pro Forma Adjustments		Pro Forma Combined
Total revenues	$130,375	$27,446	$—		$157,821
Cost of revenues	51,417	19,727	(1,482	)(a,c)	69,662

Gross margin (exclusive of depreciation)	78,958	7,719	1,482		88,159

Operating expenses:
Research and development	17,086	7,127	(103	)(a)	24,110
Selling, general and administrative:	21,193	17,571	(101	)(a)	38,663
Depreciation	4,188	—	315	(a)	4,503
Restructuring charges	—	538	—		538

Total operating expenses	42,467	25,236	111		67,814

Operating income (loss)	36,491	(17,517)	1,371		20,345

Other income (expense):
Interest expense	(1,911)	—	(2,254	)(b)	(4,165)
Interest and investment income, net	842	—	—		842
Other	87	—	—		87

Total other	(982)	—	(2,254)		(3,236)

Income before income taxes	35,509	(17,517)	(883)		17,109
Income tax (provision) benefit	(14,701)	—	7,686	(d)	(7,015)

Net income (loss)	$20,808	$(17,517)	$6,803		$10,094

Pro forma income from continuing operations per common and equivalent share:
Basic	$0.40				$0.19

Diluted	$0.39				$0.19

Shares used in pro forma per share computation:
Basic	52,679				52,679

Diluted	53,450				53,450

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

CSG SYSTEMS INTERNATIONAL, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.    General

The accompanying unaudited pro forma combined statements of operations for the year ended December 31, 2001, and for the three months ended March 31, 2002, give effect to the business acquisition discussed in Note 2, as if such acquisition had occurred on January 1, 2001. The pro forma combined statements of operations are unaudited and do not purport to represent the consolidated results that would have been obtained had the transaction occurred at the dates indicated, as assumed, nor does it purport to represent the results which may be obtained in the future.

2.    Acquisition of Business

Kenan Business Acquisition.    On December 21, 2001, the Company reached an agreement to acquire the billing and customer care assets of Lucent Technologies Inc. (“Lucent”). Lucent’s billing and customer care business consists primarily of: (i) software products and related consulting services acquired by Lucent when it purchased Kenan Systems Corporation in February 1999; (ii) BILLDATS Data Manager mediation software; (iii) software and related technologies developed by Lucent’s Bell Laboratories; and (iv) elements of Lucent’s sales and marketing organization (collectively, the “Kenan Business”). On February 28, 2002, the Company completed the Kenan Business acquisition.

The Company’s growth strategy includes a commitment to the marketing of its products and services internationally. The acquisition of the Kenan Business is consistent with this strategy. The Kenan Business is a global provider of convergent billing and customer care software and services that enable communications service providers to bill their customers for a wide variety of existing and next-generation services, including mobile, Internet, wireline telephony, cable, satellite, and energy and utilities, all on a single invoice. The software supports multiple languages and currencies. The Kenan Business’ primary product offerings include: (i) CSG Kenan/BP (formerly known as Arbor/BP), a core convergent billing platform; (ii) CSG Kenan/OM (formerly known as Arbor/OM Order Management), an order management platform; and (iii) CSG Data Mediation (formerly known as BILLDATS Data Manager), a billing mediation software product. Historically, a significant portion of the Kenan Business revenues have been generated outside the United States.

As a result of the Kenan Business acquisition, the Company has: (i) added proven products to the Company’s product suite; (ii) added international infrastructure in Europe, Asia Pacific and Latin America; (iii) diversified its customer base by adding over 230 customers in more than 40 countries; (iv) diversified its product offerings to encompass all segments of the communications market, including mobile, Internet Protocol, wireline telephony, cable, and satellite; (v) acquired solid relationships with leading systems integrators worldwide; and (vi) gained the opportunity to leverage the Company’s software solutions into the Kenan Business’ diverse customer base.

Preliminary Purchase Price.    At closing on February 28, 2002, the aggregate purchase price was approximately $261.6 million in cash, plus estimated transaction costs of approximately $5.1 million (the “Preliminary Purchase Price”). The Preliminary Purchase Price may be adjusted in the future based upon the results of a final audit of the Kenan Business’ net assets as of the closing. The Company has prepared its preliminary purchase accounting based on the Preliminary Purchase Price and the unaudited net assets of the Kenan Business as of the closing using the Company’s best estimates. Based on this information, the Company is estimating the Preliminary Purchase Price premium to be approximately $265.3 million. Based upon the ongoing activities described in this and the following paragraph, the final determination of the purchase price and the allocation of the final purchase price are subject to refinement, and may vary from these estimates.

In addition to the final audit of the Kenan Business’ net assets, the Company is in the process of obtaining certain information that the Company believes is necessary to finalize the purchase accounting, including valuations of acquired intangible assets and an assessment of the fair value of the purchased Kenan Business accounts receivable. Draft copies of the valuation reports have been received and the assessment of the fair value of the Kenan Business accounts receivable is expected to be received by the end of the second quarter of 2002. In addition, the Company is in the process of evaluating information related to the facility leases it has assumed, to include the formulation of a plan to abandon excess space in certain portions of these facilities. This evaluation is expected to be completed by the end of the second quarter of 2002.

Allocation of Preliminary Purchase Price.    The Company has followed the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” in accounting for the Kenan Business acquisition. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the closing of the acquisition on February 28, 2002 (in thousands). As discussed above, the Company is in the process of finalizing the purchase price and its determination of the assets acquired and liabilities assumed; thus, the allocation of the Preliminary Purchase Price, is subject to refinement.

Current assets	$67,400
Fixed assets	9,000
In-process purchased research and development	19,300
Acquired contracts	6,000
Acquired software	46,600
Goodwill	193,400

Total assets acquired	341,700
Current liabilities	(69,200)
Non-current liabilities	(5,800)

Total liabilities assumed	(75,000)

Net assets acquired	$266,700

Current assets consist primarily of billed and unbilled accounts receivables, net of an allowance for uncollectible amounts. Fixed assets consist primarily of computer equipment and leasehold improvements. The fixed assets will be depreciated on a straight-line basis, over periods ranging from one to eight years.

In-process purchased research and development (“IPRD”) represents research and development of software technologies which had not reached technological feasibility and have no alternative future use as of the acquisition date. IPRD was expensed in accordance with FASB Interpretation No. 4, “Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method”. The Kenan Business’ IPRD consisted of six projects: the largest projects relate to the newest version of CSG Kenan/BP ($13.7 million), a new prepay billing offering ($3.1 million) and one of the new versions of CSG Data Mediation ($1.3 million). The Company estimated the fair value of the Kenan Business IPRD projects, on a project-by-project basis, using an income approach. The risk-adjusted discount rates applied to the CSG Kenan/BP, prepay billing and CSG Data Mediation IPRD projects ranged from 25% to 35%. The Company is expecting material net cash flows to commence for all six IPRD projects in 2003.

The acquired contracts intangible asset represents the estimated value of customer contracts that existed at the date of the Kenan Business acquisition. The acquired contracts intangible asset will be amortized on a straight-line basis over twelve months.

The acquired software intangible assets represent the estimated value of the three primary developed technology products of the Kenan Business: CSG Kenan/BP, CSG Kenan/OM, and CSG Data Mediation. The acquired software intangible assets will be amortized on a straight-line basis over sixty months.

Goodwill represents the excess of the cost of the Kenan Business over the net of the amounts assigned to assets acquired and liabilities assumed. In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets”, goodwill resulting from the Kenan Business acquisition will not be amortized, but instead, will be subject to annual impairment testing. The Company is currently implementing its long-term tax strategy. Based on the Company’s current plan, a small portion of the total goodwill balance will be deductible for income tax purposes. The Company has assigned 100% of the goodwill to the Global Software Services Division operating segment (which includes the acquired Kenan Business).

Liabilities assumed consist primarily of deferred revenue related to assumed service obligations, employee-related liabilities (e.g., accrued vacation and involuntary severance of Kenan Business employees), and adjustments to above-market-rate facility leases. The deferred revenue amounts represent obligations the Company assumed at the acquisition date to complete professional services contracts and software maintenance contracts.

Kenan Business Acquisition-Related Charges.    In conjunction with the Kenan Business acquisition, the Company incurred certain direct and incremental acquisition-related charges. The acquisition-related charges for the three months ended March 31, 2002, are presented below (in thousands). The Company is expected to incur additional direct and incremental acquisition-related charges throughout the remainder of 2002 as it completes its integration of the Kenan Business.

In-process purchased research and development	$19,300
Impairment of an existing intangible asset displaced by software products acquired	1,906
Employee-related costs (primarily existing employee redundancy costs)	1,506
Integration costs (e.g., legal, accounting, etc.)	757
All other	323

Total Kenan Business acquisition-related charges	$23,792

The impairment of an existing intangible asset relates to a data mediation/rating software asset which was acquired by the Company in 1998. As part of the Kenan Business acquisition, the Company acquired mediation/rating software assets with superior technology, resulting in the impairment of the existing software asset.

3.    Debt

On February 28, 2002, CSG Systems, Inc., a wholly-owned subsidiary of the Company, closed on a $400 million senior secured credit facility (the “Senior Facility”) with a syndicate of banks, financial institutions and other entities. The proceeds of the Senior Facility were used: (i) to fund the Kenan Business acquisition; (ii) pay acquisition-related fees and expenses; (iii) refinance existing indebtedness; and (iv) provide financing for general corporate purposes. The Senior Facility consists of a $100 million, five-year revolving credit facility (the “Revolver”), a $125 million, five-year Tranche A Term Loan, and a $175 million, six-year Tranche B Term Loan. Upon closing of the Kenan Business acquisition, the entire amounts of the Tranche A Term Loan and Tranche B Term Loan were drawn down. The Senior Facility is guaranteed by the Company and each of the Company’s direct and indirect domestic subsidiaries.

The interest rates for the Senior Facility are chosen at the option of the Company and are based on a base rate or LIBOR rate, plus an applicable margin. The base rate represents the higher of the floating prime rate for domestic commercial loans and a floating rate equal to 50 basis points in excess of the Federal Funds Effective Rate. The applicable margins for the Tranche B Loan are 1.50% for base rate loans and 2.75% for LIBOR loans. As of March 31, 2002, the applicable margins for the Revolver and the Tranche A Loan were 1.25% for base rate loans and 2.50% for LIBOR loans. After September 30, 2002, the applicable margins for the Revolver and the Tranche A Loan will be dependent upon the Company’s leverage ratio and will range from 0.75% to 1.50% for base rate loans and 2.00% to 2.75% for LIBOR loans. At March 31, 2002, the interest rates for the Tranche A Loan and the Tranche B Loan were based upon a LIBOR rate of 2.38%. As of March 31, 2002, the Company had not drawn down on the Revolver. The Company pays a commitment fee equal to 0.50% per annum on the average daily unused portion of the Revolver, which rate after September 30, 2002 is subject to reduction to 0.375% once the Company achieves a certain leverage ratio.

The Senior Facility is collateralized by substantially all of the Company’s domestic tangible and intangible assets and the stock of the Company’s domestic subsidiaries. The Senior Facility requires maintenance of certain financial ratios, including: (i) a leverage ratio; (ii) an interest coverage ratio; and (iii) a fixed charge coverage ratio. The Senior Facility contains other restrictive covenants, including: (i) restrictions on additional indebtedness; (ii) cash dividends and other payments related to the Company’s capital stock; and (iii) capital expenditures and investments. The Senior Facility also requires that CSG Systems, Inc. assets and liabilities remain separate from the assets and liabilities of the remainder of the Company’s consolidated operations, including the maintenance of separate deposit and other bank accounts.

The Senior Facility has no prepayment penalties and requires mandatory prepayments if certain events occur, including: (i) the sale or issuance of the Company’s common stock; (ii) the incurrence of certain indebtedness; (iii) the sale of assets except in the ordinary course of business; (iv) the termination of material processing services contracts; and (v) the achievement of a certain level of excess cash flows (as defined in the Senior Facility). On March 22, 2002, the Company made a voluntary prepayment on the Senior Facility of $30.0 million. As a result of the voluntary prepayment, the combined scheduled maturities of the Tranche A Loan and the Tranche B Loan are: 2002—zero; 2003—$16.4 million; 2004—$25.1 million; 2005—$31.3 million; 2006—$32.9 million; 2007—$125.3 million; 2008—$39.0 million.

In conjunction with the Senior Facility, the Company incurred financing costs totaling approximately $10.4 million, approximately $2.0 million of which was paid in 2001, which will be amortized to interest expense over the related term of the Senior Facility.

4.    Pro Forma Adjustments

The unaudited pro forma combined statements of operations reflect several adjustments. The adjustments are based upon currently available information and certain assumptions, and therefore the actual adjustments will likely differ from the pro forma adjustments. As discussed above, the purchase price and allocation of the purchase price are preliminary. However, the Company’s management believes that the preliminary purchase price allocation and other assumptions provide a reasonable basis for presenting the effects of the Kenan Business acquisition.

The portion of the Preliminary Purchase Price allocated to IPRD has not been included in the unaudited pro forma combined statements of operations as the amount is considered a material, nonrecurring charge which will be included in the Company’s results of operations within twelve months following the closing of the transactions discussed above. In addition, as stated in Note 2, since the other Kenan Business acquisition-related charges are material nonrecurring charges that result directly from the Kenan Business acquisition and which will be included in the operating results of the Company within the twelve months following the acquisition, these charges have not been included in the unaudited pro forma combined statements of operations.

The unaudited pro forma combined statement of operations for the year ended December 31, 2001, gives effect to the Kenan Business acquisition as if had occurred on January 1, 2001, combining the results of the Company for the year ended December 31, 2001 and the results of the Kenan Business for the year ended September 30, 2001 (Lucent’s fiscal year end). The unaudited pro forma combined statement of operations for the three months ended March 31, 2002, gives effect to the Kenan Business acquisition as if had occurred on January 1, 2001, combining the results of the Company for the three months ended March 31, 2002, and the results of the Kenan Business for the two months ended November 30, 2001 (the first two months of Lucent’s first fiscal quarter). The pro forma combined statements of operations are unaudited and do not purport to represent the consolidated results that would have been obtained had the transaction occurred at the dates indicated, as assumed, nor does it purport to represent the results which may be obtained in the future. The adjustments made in preparing the unaudited pro forma combined statements of operations are as follows:

(a)	Recording of a reclassification of the Kenan Business depreciation expense to make it consistent with the Company’s presentation.

(b)
Recording additional interest expense related to the new debt agreement, as discussed in Note 3. The base interest rate on the debt is variable, dependent upon LIBOR or a base rate, plus the additional spread which is dependent on the Company’s leverage ratio. The interest rate (including the percentage spread) used for calculating interest expense for the periods presented is assumed to be consistent with the March 31, 2002 interest rate. A 0.125% (12.5 basis points) variance in the base interest rate in the accompanying unaudited pro forma statement of operations equates to a variance in interest expense of approximately $0.3 million for the year ended December 31, 2001. It is assumed the outstanding principal amount for all periods presented is $270.0 million, which is the net balance after the Company made a $30.0 million debt prepayment on March 22, 2002. The accompanying unaudited pro forma statements of operations do not assume any optional prepayments of principal. No interest income is assumed from any excess proceeds from the debt. It is assumed no amounts are drawn on the revolving credit facility for the periods presented.

(c)
Recording additional amortization of intangible assets recognized upon the Kenan Business acquisition for the year ended December 31, 2001, and for the three months ended March 31, 2002, respectively, of $15.3 million and $3.8 million, less the amortization on the Kenan Business capitalized software development costs of approximately $14.0 million and $3.9 million that is eliminated on the acquisition date. The amortization periods and methods for the acquired intangible assets and goodwill are discussed in Note 2.

(d)
Recording income tax benefits related to the impact that the Kenan Business is expected to have on the Company’s overall effective income tax rate. The Company has used its expected overall effective income tax rate for 2002 of 41%.

(e)
As discussed above, the unaudited pro forma combined statement of operations for the three months ended March 31, 2002, gives effect to the Kenan Business acquisition as if had occurred on January 1, 2001, combining the results of the Company for the three months ended March 31, 2002, and the results of the Kenan Business for the two months ended November 30, 2001 (the first two months of Lucent’s first fiscal quarter). Combining these two months of historical results for the Kenan Business with the Company’s results for the three months ended March 31, 2002 (which includes one month of operations for the Kenan Business post acquisition), results in the pro forma combined statement of operations reflecting the Kenan Business as part of the Company’s results for the entire three months ended March 31, 2002.

As discussed in the Kenan Business historical financial statements and notes thereto included elsewhere in this report, Lucent did not maintain the Kenan Business as a separate business unit, and financial statements historically had not been prepared. As a result, historical financial information for the two months ended November 30, 2001, prepared on the same basis as the historical financial statements of the Kenan Business for the three months ended December 31, 2001, are not available and are not practicable to prepare. Therefore, the Company used two-thirds of the revenues and expenses as shown in the Kenan Business historical financial statements for the three months ended December 31, 2001 as its best estimate of the operating results for the two months ended November 30, 2001. This assumes that revenues and expenses were recorded ratably over the three months ended December 31, 2001. The Company believes this is the best estimate of such results based on the information available and that such estimates would not be materially different from the actual results of operations for this period if such information was available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ RANDY R. WIESE
Randy R. Wiese Vice President and Controller (Principal Accounting Officer)

Dated:    May 14, 2002

CSG SYSTEMS INTERNATIONAL, INC.

Exhibit Index

Exhibit Number	Description

23.1	Consent of PricewaterhouseCoopers LLP